Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-100333 and No. 333-118573) and Form S-3 (No. 333-124798) of WCI Communities, Inc. of our report dated February 28, 2005 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Miami, Florida

March 14, 2006